Exhibit 99.1

August 11, 2022

SmartStop Self Storage REIT, Inc. Reports Second Quarter 2022 Results

LADERA RANCH, CA – August 11, 2022 – SmartStop Self Storage REIT, Inc. (“SmartStop”), a self-managed and fully-integrated self storage company, announced its overall results for the three and six months ended June 30, 2022.

“The second quarter was another strong period of growth, both organically and externally, culminating with the closing of the previously announced SSGT II merger at the beginning of June,” said H. Michael Schwartz, Chairman and CEO of SmartStop. “Prior to the closing of the SSGT II merger, we launched a new private REIT within our Managed REIT Platform, Strategic Storage Growth Trust III. Storage fundamentals remain robust in our busy summer rental season, as we were able to continue to increase rental rates throughout our owned portfolio. Additionally, we transformed the right side of our balance sheet with the closing of SmartStop’s inaugural private placement notes and the receipt of a BBB- investment grade credit rating. With our healthy balance sheet and Managed REIT Platform, we believe that we have ample levers to continue to execute on our overall growth strategies.”

Three Months Ended June 30, 2022 Financial Highlights:

•
Net income attributable to common stockholders was approximately $9.1 million. This represents an improvement of approximately $13.0 million when compared to the same period in 2021. Net income per Class A and Class T shares (diluted) was $0.10, an improvement of $0.15 when compared to the same period in 2021.
•
Total self storage-related revenues were approximately $48.6 million, an increase of approximately $8.4 million when compared to the same period in 2021.
•
FFO, as adjusted (attributable to common stockholders and Operating Partnership (“OP”) unit holders), was approximately $17.4 million, an increase of approximately $8.0 million when compared to the same period in 2021.
•
FFO, as adjusted per share and OP unit outstanding – diluted was $0.17, an increase of $0.07 when compared to the same period in 2021.
•
Same-store revenues, expenses and NOI increased by 14.1%, 0.6% and 20.3%, respectively compared to the same period in 2021.
•
Same-store average physical occupancy decreased by 0.3% to 95.5% compared to the same period in 2021.
•
Same-store annualized rent per occupied square foot was approximately $18.47, an increase of approximately 15.3% when compared to the same period in 2021.

Six Months Ended June 30, 2022 Financial Highlights:

•
Net income attributable to common stockholders was approximately $8.9 million. This represents an improvement of approximately $26.7 million when compared to the same period in 2021. Net income per Class A and Class T shares (diluted) was $0.10, an improvement of $0.34, when compared to the same period in 2021.
•
Total self storage-related revenues were approximately $93.6 million, an increase of approximately $22.4 million when compared to the same period in 2021.

•
Same-store revenues, expenses and NOI increased by 16.2%, 2.1% and 22.9%, respectively compared to the same period in 2021.
•
Same-store average physical occupancy increased by 0.8% to 95.3%, compared to the same period in 2021.
•
Same-store annualized rent per occupied square foot was approximately $18.12, which represented an increase of approximately 15.8% when compared to the same period in 2021.

External Growth

In May, the Company announced the acquisition of two self storage facilities, one in Sacramento, California (the “Sacramento Property”) and one in the Jacksonville, Florida market (the “Jacksonville Property”). The Sacramento Property’s 860 storage units encompass approximately 79,800 square feet and are 100% climate controlled, and the facility also offers over 60 spaces for boat and RV storage. The Jacksonville Property’s facility was constructed in 2017 and features a standalone three-story building. The Jacksonville Property’s 480 units are 100% climate controlled and span across approximately 55,400 square feet.

In June, the Company announced the acquisition of a self storage facility in Aurora, Colorado. The 55,000 square-foot facility was built in 2018 and features one single-story and one three-story building with 540 storage units.

Subsequent to quarter end, the Company completed an expansion project at its Mill Creek, Washington property located in the Seattle metropolitan area. The project added approximately 36,000 rentable square feet to the existing facility.

Strategic Storage Growth Trust II, Inc. Merger

On June 1, 2022, SmartStop and Strategic Storage Growth Trust II, Inc. (“SSGT II”) announced that the companies closed their previously announced merger, in which SSGT II merged into a newly-formed subsidiary of SmartStop (the “Merger”) in a stock-for-stock transaction that valued SSGT II’s real estate portfolio at approximately $260 million.

As a result of the Merger, SmartStop acquired all of the real estate owned by SSGT II, consisting of 10 wholly-owned operating self storage facilities located across seven states, an interest in one operating property held through an unconsolidated joint venture with an unaffiliated third party and two properties in various stages of development that are held through unconsolidated joint ventures with an unaffiliated third party. The total SSGT II operating portfolio, including the operating joint venture property, currently represents approximately 8,500 self storage units and 900,000 net rentable square feet. Additionally, the Company obtained SSGT II’s rights to acquire (a) one parcel of land being developed into a self storage facility in an unconsolidated joint venture with an unaffiliated third party, and (b) a property located in Southern California.

Managed REIT Platform Update

During the quarter, SmartStop closed the previously announced merger with SSGT II, and launched a new private REIT named Strategic Storage Growth Trust III, Inc. (“SSGT III”). As of quarter end, SmartStop serves as the sponsor of SSGT III and Strategic Storage Trust VI, Inc., a publicly-registered non-traded REIT (“SST VI” and together with SSGT III, our “Managed REITs”). We receive advisory fees and property management fees from our Managed REITs, which had a combined portfolio of 11 properties and approximately 7,600 units and 900,000 rentable square feet at quarter end. During the quarter, assets under management for SST VI increased by $66.6 million to approximately $206.0 million.

Capital Markets Activities

In April 2022, SmartStop was assigned an investment grade credit rating from Kroll Bond Rating Agency, Inc. (“KBRA”) of BBB- with a Stable Outlook. In connection with the rating announcement, SmartStop announced that its operating partnership issued $150 million of 4.530% senior notes due April 2032 (the “Notes”). The Notes issuance occurred in two funding tranches, with the first $75 million tranche having occurred on April 19, 2022 and the second $75 million having occurred on May 25, 2022. With proceeds from the Notes, the Company defeased and paid off the SST IV TCF loan and the Midland North Carolina CMBS Loan. SmartStop used the remaining proceeds from the Notes to pay off SSGT II’s existing debt at the close of the Merger.

Declared Distributions

On June 23, 2022, SmartStop’s board of directors declared a distribution rate for the month of July 2022 of approximately $0.00164 per day per share on the outstanding shares of common stock payable to Class A and Class T stockholders of record of such shares as shown on SmartStop’s books at the close of business on each day of the period commencing on July 1, 2022 and ending July 31, 2022. On July 21, 2022, SmartStop’s board of directors declared a distribution rate for the month of August 2022 of approximately $0.00164 per day per share on the outstanding shares of common stock payable to Class A and Class T stockholders of record of such shares as shown on our books at the close of business on each day of the period commencing on August 1, 2022 and ending August 31, 2022. Such distributions payable to each stockholder of record during a month will be paid the following month.

Contact:

David Corak

VP of Corporate Finance

SmartStop Self Storage REIT, Inc.

949-542-3331

www.investors.smartstopselfstorage.com

ir@smartstop.com

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2022 (Unaudited)	December 31, 2021
ASSETS
Real estate facilities:
Land	$422,592,268	$397,508,081
Buildings	1,379,838,788	1,117,204,944
Site improvements	88,382,218	78,910,603
	1,890,813,274	1,593,623,628
Accumulated depreciation	(178,029,203)	(155,926,875)
	1,712,784,071	1,437,696,753
Construction in process	4,210,552	1,799,004
Real estate facilities, net	1,716,994,623	1,439,495,757
Cash and cash equivalents	45,894,264	37,254,226
Restricted cash	7,444,707	7,432,135
Investments in unconsolidated real estate ventures	28,868,557	18,943,284
Investments in and advances to Managed REITs	11,271,875	12,404,380
Other assets, net	20,944,488	15,423,508
Intangible assets, net of accumulated amortization	22,373,984	14,337,820
Trademarks, net of accumulated amortization	15,982,353	16,052,941
Goodwill	53,643,331	53,643,331
Debt issuance costs, net of accumulated amortization	2,871,677	3,305,394
Total assets	$1,926,289,859	$1,618,292,776
LIABILITIES AND EQUITY
Debt, net	$1,022,748,112	$873,866,855
Accounts payable and accrued liabilities	21,977,212	22,693,941
Due to affiliates	410,334	584,291
Distributions payable	8,940,680	8,360,420
Contingent earnout	15,800,000	30,000,000
Deferred tax liabilities	6,809,790	7,719,098
Total liabilities	1,076,686,128	943,224,605
Commitments and contingencies
Redeemable common stock	76,578,073	71,334,675
Preferred stock, $0.001 par value; 200,000,000 shares authorized:
Series A Convertible Preferred Stock, $0.001 par value; 200,000 shares authorized; 200,000 and 200,000 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively, with aggregate liquidation preferences of $203,116,438 and $203,150,685 at June 30, 2022 and December 31, 2021, respectively	196,356,107	196,356,107
Equity:
SmartStop Self Storage REIT, Inc. equity:
Class A common stock, $0.001 par value; 350,000,000 shares authorized; 88,857,061 and 77,057,743 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	88,857	77,058
Class T common stock, $0.001 par value; 350,000,000 shares authorized; 8,085,550 and 8,056,198 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	8,085	8,056
Additional paid-in capital	893,713,908	724,739,872
Distributions	(236,750,901)	(210,964,464)
Accumulated deficit	(161,924,488)	(170,846,475)
Accumulated other comprehensive income (loss)	1,261,504	(279,975)
Total SmartStop Self Storage REIT, Inc. equity	496,396,965	342,734,072
Noncontrolling interests in our Operating Partnership	80,248,548	64,632,417
Other noncontrolling interests	24,038	10,900
Total noncontrolling interests	80,272,586	64,643,317
Total equity	576,669,551	407,377,389
Total liabilities and equity	$1,926,289,859	$1,618,292,776

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Self storage rental revenue	$46,471,360	$38,104,699	$89,528,232	$67,608,141
Ancillary operating revenue	2,098,835	2,027,041	4,073,155	3,584,471
Managed REIT Platform revenue	2,013,134	1,058,291	3,822,230	3,346,031
Reimbursable costs from Managed REITs	1,204,919	1,061,619	2,348,492	2,277,662
Total revenues	51,788,248	42,251,650	99,772,109	76,816,305
Operating expenses:
Property operating expenses	13,637,231	12,479,969	26,742,556	22,823,250
Managed REIT Platform expenses	617,846	316,142	1,007,111	636,032
Reimbursable costs from Managed REITs	1,204,919	1,061,619	2,348,492	2,277,662
General and administrative	7,946,583	6,811,313	13,784,230	11,564,302
Depreciation	11,826,106	10,742,801	22,934,092	19,286,728
Intangible amortization expense	4,471,973	3,653,681	8,372,857	4,913,228
Acquisition expenses	285,097	30,448	702,871	336,098
Contingent earnout adjustment	800,000	400,000	1,313,821	2,519,744
Write-off of equity interest and preexisting relationships upon acquisition of control	2,049,682	—	2,049,682	8,389,573
Total operating expenses	42,839,437	35,495,973	79,255,712	72,746,617
Gain on equity interests upon acquisition	16,101,237	—	16,101,237	—
Gain on sale of real estate	—	178,631	—	178,631
Income from operations	25,050,048	6,934,308	36,617,634	4,248,319
Other income (expense):
Interest expense	(8,852,586)	(8,416,349)	(16,428,370)	(17,032,420)
Net loss on extinguishment of debt	(2,393,475)	—	(2,393,475)	(2,444,788)
Other, net	209,135	171,203	(513,208)	1,614,585
Net income (loss)	14,013,122	(1,310,838)	17,282,581	(13,614,304)
Net (income) loss attributable to noncontrolling interests	(1,758,141)	546,092	(2,161,963)	2,023,086
Less: Distributions to preferred stockholders	(3,116,439)	(3,116,438)	(6,198,631)	(6,198,630)
Net income (loss) attributable to SmartStop Self Storage REIT, Inc. common stockholders	$9,138,542	$(3,881,184)	$8,921,987	$(17,789,848)
Net income (loss) per Class A & Class T share – basic	$0.10	$(0.05)	$0.10	$(0.24)
Net income (loss) per Class A & Class T share – diluted	$0.10	$(0.05)	$0.10	$(0.24)
Weighted average Class A shares outstanding – basic	80,896,716	75,994,754	78,932,668	66,252,067
Weighted average Class A shares outstanding – diluted	81,422,623	75,994,754	79,411,284	66,252,067
Weighted average Class T shares outstanding – basic	8,085,550	7,960,999	8,078,290	7,944,502
Weighted average Class T shares outstanding – diluted	8,085,550	7,960,999	8,078,290	7,944,502

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF FUNDS FROM OPERATIONS, AS ADJUSTED

	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Net income (loss) (attributable to common stockholders)	$9,138,542	$(3,881,184)	$8,921,987	$(17,789,848)
Add:
Depreciation of real estate	11,619,040	10,521,283	22,481,157	18,898,768
Amortization of real estate related intangible assets	4,286,753	3,441,144	7,946,836	4,003,229
Depreciation and amortization of real estate and intangible assets from unconsolidated entities	358,716	213,959	658,729	230,996
Deduct:
Gain on deconsolidation	—	(169,533)	—	(169,533)
Gain on sale of real estate	—	(178,631)	—	(178,631)
Gain on equity interests upon acquisition (7)	(16,101,237)	—	(16,101,237)	—
Adjustment for noncontrolling interests (6)	58,107	(1,500,869)	(1,540,958)	(2,616,924)
FFO (attributable to common stockholders)	9,359,921	8,446,169	22,366,514	2,378,057
Other Adjustments:
Intangible amortization expense - contracts (1)	185,220	212,537	426,021	909,999
Acquisition expenses (2)	285,097	30,448	702,871	336,098
Acquisition expenses and foreign currency (gains) losses, net from unconsolidated entities	31,460	107,388	51,956	107,388
Contingent earnout adjustment (3)	800,000	400,000	1,313,821	2,519,744
Write-off of equity interest and preexisting relationships upon acquisition of control	2,049,682	—	2,049,682	8,389,573
Accretion of fair market value of secured debt	(7,556)	(31,250)	(42,198)	(63,116)
Net loss on extinguishment of debt (4)	2,393,475	—	2,393,475	2,444,788
Foreign currency and interest rate derivative losses, net (5)	251,804	(643,547)	76,272	(425,549)
Adjustment of deferred tax liabilities (1)	(1,040,711)	(56,880)	(799,123)	(1,929,746)
Offering related expenses (8)	1,387,760	—	1,387,760	—
Adjustment for noncontrolling interests (6)	(744,709)	(1,784)	(876,681)	(1,435,079)
FFO, as adjusted (attributable to common stockholders)	$14,951,443	$8,463,081	$29,050,370	$13,232,157

(1) These items represent the amortization, accretion, or adjustment of intangible assets or deferred tax liabilities.

(2) This represents acquisition expenses associated with investments in real estate that were incurred prior to the acquisitions becoming probable and therefore not capitalized in accordance with SmartStop’s capitalization policy.

(3) The contingent earnout adjustment represents the adjustment to the fair value during the period of the Class A-2 Units issued in connection with the self administration transaction.

(4) The net loss associated with the extinguishment of debt includes prepayment penalties, the write-off of unamortized deferred financing fees, and other fees incurred.

(5) This represents the mark-to-market adjustment for SmartStop’s derivative instruments not designated for hedge accounting and the ineffective portion of the change in fair value of derivatives recognized in earnings, as well as changes in foreign currency related to SmartStop’s foreign equity investments not classified as long term.

(6) This represents the portion of the above stated adjustments in the calculations of FFO and FFO, as adjusted, that are attributable to SmartStop’s non-controlling interests.

(7) This gain relates to the mark up in fair value of SmartStop’s preexisting equity interests in SSGT II as a result of SmartStop’s acquisition of control in the SSGT II Merger.

(8) Such costs relate to SmartStop’s filing of an S-11 registration statement and SmartStop’s pursuit of a potential offering of SmartStop’s common stock. As this item is non-recurring and not a primary driver in SmartStop’s decision-making process, FFO is adjusted for its effect to arrive at FFO, as adjusted, as a means of determining a comparable sustainable operating performance metric.

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF FUNDS FROM OPERATIONS, AS ADJUSTED ATTRIBUTABLE TO SHARES AND OP UNITS OUTSTANDING - DILUTED

The following is a reconciliation of FFO and FFO, as adjusted (attributable to common stockholders), to FFO and FFO, as adjusted (attributable to common stockholders and OP Unit holders), for each of the periods presented below:

	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
FFO (attributable to common stockholders and OP unit holders) Calculation:
FFO (attributable to common stockholders)	$9,359,921	$8,446,169	$22,366,514	$2,378,057
Net income (loss) attributable to the noncontrolling interests	1,758,141	(546,092)	2,161,963	(2,023,086)
Adjustment for noncontrolling interests(1)	(58,107)	1,500,869	1,540,958	2,616,924
FFO (attributable to common stockholders and OP unit holders)	$11,059,955	$9,400,946	$26,069,435	$2,971,895
FFO, as adjusted (attributable to common stockholders and OP unit holders) Calculation:
FFO, as adjusted (attributable to common stockholders)	$14,951,443	$8,463,081	$29,050,370	$13,232,157
Net income (loss) attributable to the noncontrolling interests	1,758,141	(546,092)	2,161,963	(2,023,086)
Adjustment for noncontrolling interests(1)	686,602	1,502,653	2,417,639	4,052,003
FFO, adjusted (attributable to common stockholders and OP unit holders)	$17,396,186	$9,419,642	$33,629,972	$15,261,074

Weighted average Class A & T shares outstanding	88,982,266	83,955,753	87,010,958	74,196,569
Weighted average OP units outstanding	11,496,892	10,270,455	10,959,537	9,762,238
Weighted average other dilutive securities	525,907	239,279	478,616	200,546
Weighted average shares & OP units outstanding – diluted(2)	101,005,065	94,465,487	98,449,111	84,159,353
FFO, as adjusted per share & OP unit outstanding – diluted	$0.17	$0.10	$0.34	$0.18

(1) This represents the portion of the above stated adjustments in the calculations of FFO and FFO, as adjusted, that are attributable to our non-controlling interests.

(2) Includes all Class A Shares, Class T Shares and OP Units, as well as the dilutive effect on FFO and FFO, as adjusted of both unvested restricted stock and long term incentive plan units (both time-based units and performance based-units), and is calculated using the two-class, treasury stock or if-converted method, as applicable. The outstanding convertible preferred stock was excluded as the conversion of such shares was antidilutive to FFO and FFO, as adjusted. This excludes Class A-2 OP Units, the conversion of which is contingent on growth in assets under management or other contingent events before being converted to a class of OP Units equivalent to a common share.

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

COMPUTATION OF SAME-STORE OPERATING RESULTS

(Unaudited)

Same-Store Facility Results - Three Months Ended June 30, 2022 and 2021

The following table sets forth operating data for SmartStop’s same-store facilities (those properties included in the consolidated results of operations since January 1, 2021, excluding three lease-up properties SmartStop owned as of January 1, 2021) for the three months ended June 30, 2022 and 2021. SmartStop considers the following data to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity.

	Same-Store Facilities			Non Same-Store Facilities			Total
	2022	2021	% Change	2022	2021(6)	% Change	2022	2021	% Change
Revenue (1)	$34,694,481	$30,396,194	14.1%	$12,039,007	$8,022,875	N/M	$46,733,488	$38,419,069	21.6%
Property operating expenses (2)	9,543,263	9,488,105	0.6%	4,093,968	2,991,864	N/M	13,637,231	12,479,969	9.3%
Net operating income	$25,151,218	$20,908,089	20.3%	$7,945,039	$5,031,011	N/M	$33,096,257	$25,939,100	27.6%
Number of facilities	109	109		44	30		153	139
Rentable square feet (3)	8,036,285	8,034,200		3,758,445	2,543,800		11,794,730	10,578,000
Average physical occupancy (4)	95.5%	95.8%		92.5%	88.9%		94.5%	94.6%
Annualized rent per occupied square foot (5)	$18.47	$16.02		N/M	N/M		$18.09	$15.76

N/M Not meaningful

(1) Revenue includes rental revenue, certain ancillary revenue, administrative and late fees, and excludes Tenant Protection Program revenue.

(2) Property operating expenses excludes corporate general and administrative expenses, interest expense, depreciation, amortization expense, and acquisition expenses.

(3) Of the total rentable square feet, parking represented approximately 1,016,000 square feet and 937,000 square feet as of June 30, 2022 and 2021, respectively. On a same-store basis, for the same periods, parking represented approximately 680,000 square feet.

(4) Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.

(5) Determined by dividing the aggregate realized rental income for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. SmartStop has excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

(6) Included in the non same-store data is a self storage facility consisting of approximately 84,000 square feet owned by SST VI OP, which was consolidated by SmartStop from March 10, 2021 until May 1, 2021.

SmartStop’s same-store revenue increased by approximately $4.3 million, or approximately 14.1%, for the three months ended June 30, 2022 compared to the three months ended June 30, 2021 due to higher annualized rent per occupied square foot, partially offset by a slight decrease in average occupancy.

The following table presents a reconciliation of net income (loss) as presented on SmartStop’s consolidated statements of operations to net operating income, as stated above, for the periods indicated:

	For the Three Months Ended June 30,
	2022	2021
Net income (loss)	$14,013,122	$(1,310,838)
Adjusted to exclude:
Tenant Protection Program revenue(1)	(1,836,707)	(1,712,671)
Managed REIT Platform revenue	(2,013,134)	(1,058,291)
Managed REIT Platform expenses	617,846	316,142
General and administrative	7,946,583	6,811,313
Depreciation	11,826,106	10,742,801
Intangible amortization expense	4,471,973	3,653,681
Acquisition expenses	285,097	30,448
Contingent earnout adjustment	800,000	400,000
Write-off of equity interest and preexisting relationships upon acquisition of control	2,049,682	—
Gain on equity interests upon acquisition	(16,101,237)	—
Gain on sale of real estate	—	(178,631)
Interest expense	8,852,586	8,416,349
Net loss on extinguishment of debt	2,393,475	—
Other, net	(209,135)	(171,203)
Total net operating income	$33,096,257	$25,939,100

(1) Approximately $1.4 million of Tenant Protection Program revenue was earned at same-store facilities during three months ended June 30, 2022, with the remaining approximately $0.5 million earned at non same-store facilities.

Same-Store Facility Results - Six Months Ended June 30, 2022 and 2021

The following table sets forth operating data for SmartStop’s same-store facilities (those properties included in the consolidated results of operations since January 1, 2021, excluding three lease-up properties SmartStop owned as of January 1, 2021) for the six months ended June 30, 2022 and 2021. SmartStop considers the following data to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity.

	Same-Store Facilities			Non Same-Store Facilities			Total
	2022	2021	% Change	2022	2021(6)	% Change	2022	2021	% Change
Revenue (1)	$68,018,946	$58,552,193	16.2%	$21,991,236	$9,590,980	N/M	$90,010,182	$68,143,173	32.1%
Property operating expenses (2)	19,310,992	18,906,251	2.1%	7,431,564	3,916,999	N/M	26,742,556	22,823,250	17.2%
Net operating income	$48,707,954	$39,645,942	22.9%	$14,559,672	$5,673,981	N/M	$63,267,626	$45,319,923	39.6%
Number of facilities	109	109		44	30		153	139
Rentable square feet (3)	8,036,285	8,034,200		3,758,445	2,543,800		11,794,730	10,578,000
Average physical occupancy (4)	95.3%	94.5%		92.2%	90.1%		94.3%	93.5%
Annualized rent per occupied square foot (5)	$18.12	$15.65		N/M	N/M		$17.78	$15.46

N/M Not meaningful

(1)
Revenue includes rental revenue, certain ancillary revenue, administrative and late fees, and excludes Tenant Protection Program revenue.
(2)
Property operating expenses excludes corporate general and administrative expenses, interest expense, depreciation, amortization expense, and acquisition expenses.
(3)
Of the total rentable square feet, parking represented approximately 1,016,000 square feet and 937,000 square feet as of June 30, 2022 and 2021, respectively. On a same-store basis, for the same periods, parking represented approximately 680,000 square feet.
(4)
Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.
(5)
Determined by dividing the aggregate realized rental income for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. SmartStop has excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.
(6)
Included in the non same-store data is a self storage facility consisting of approximately 84,000 square feet owned by SST VI OP, which was consolidated by SmartStop from March 10, 2021 until May 1, 2021.

SmartStop’s same-store revenue increased by approximately $9.5 million, or approximately 16.2%, for the six months ended June 30, 2022 compared to the six months ended June 30, 2021 primarily due to higher annualized rent per occupied square foot.

The following table presents a reconciliation of net income (loss) as presented on SmartStop’s consolidated statements of operations to net operating income, as stated above, for the periods indicated:

	For the Six Months Ended June 30,
	2022	2021
Net income (loss)	$17,282,581	$(13,614,304)
Adjusted to exclude:
Tenant Protection Program revenue(1)	(3,591,205)	(3,049,439)
Managed REIT Platform revenue	(3,822,230)	(3,346,031)
Managed REIT Platform expenses	1,007,111	636,032
General and administrative	13,784,230	11,564,302
Depreciation	22,934,092	19,286,728
Intangible amortization expense	8,372,857	4,913,228
Acquisition expenses	702,871	336,098
Contingent earnout adjustment	1,313,821	2,519,744
Write-off of equity interest and preexisting relationships upon acquisition of control	2,049,682	8,389,573
Gain on sale of real estate	—	(178,631)
Interest expense	16,428,370	17,032,420
Net loss on extinguishment of debt	2,393,475	2,444,788
Gain on equity interests upon acquisition	(16,101,237)	—
Other, net	513,208	(1,614,585)
Total net operating income	$63,267,626	$45,319,923

(1) Approximately $2.7 million of Tenant Protection Program revenue was earned at same-store facilities during six months ended June 30, 2022, with the remaining approximately $0.9 million earned at non same-store facilities.

ADDITIONAL INFORMATION REGARDING NOI, FFO, and FFO, as adjusted

Net Operating Income (“NOI”)

NOI is a non-GAAP measure that SmartStop defines as net income (loss), computed in accordance with GAAP, generated from properties, excluding tenant protection plan revenue, before corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization, acquisition expenses and other non-property related expenses. SmartStop believes that NOI is useful for investors as it provides a measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the ongoing operation of the properties. Additionally, SmartStop believes that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, SmartStop’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Funds from Operations (“FFO”) and FFO, as Adjusted

Funds from Operations

Funds from operations ("FFO"), is a non-GAAP financial metric promulgated by NAREIT that SmartStop believes is an appropriate supplemental measure to reflect operating performance. SmartStop defines FFO consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and real estate related asset impairment write downs, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Additionally, gains and losses from change in control are excluded from the determination of FFO. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. SmartStop’s FFO calculation complies with NAREIT’s policy described above.

FFO, as Adjusted

SmartStop uses FFO, as adjusted, as an additional non-GAAP financial measure to evaluate their operating performance. FFO, as adjusted, provides investors with supplemental performance information that is consistent with the performance models and analysis used by management. In addition, FFO, as adjusted, is a measure used among SmartStop’s peer group, which includes publicly traded REITs. Further, SmartStop believes FFO, as adjusted, is useful in comparing the sustainability of their operating performance with the sustainability of the operating performance of other real estate companies.

In determining FFO, as adjusted, SmartStop makes further adjustments to the NAREIT computation of FFO to exclude the effects of non-real estate related asset impairments and intangible amortization, acquisition related costs, other write-offs incurred in connection with acquisitions, contingent earnout expenses, accretion of fair value of debt adjustments, gains or losses from extinguishment of debt, adjustments of deferred tax liabilities, realized and unrealized gains/losses on foreign exchange transactions, and gains/losses on foreign exchange and interest rate derivatives not designated for hedge accounting, which SmartStop believes are not indicative of their overall long-term operating performance. SmartStop excludes these items from GAAP net income (loss) to arrive at FFO, as adjusted, as they are not the primary drivers in their decision-making process and excluding these items provides investors a view of their continuing operating portfolio performance over time, which in any respective period may experience fluctuations in such acquisition, merger or other similar activities that are not of a long-term operating performance nature. FFO, as adjusted, also reflects adjustments for unconsolidated partnerships and jointly owned investments. SmartStop uses FFO, as adjusted, as one measure of their operating performance when they formulate corporate goals and evaluate the effectiveness of their strategies.

Presentation of FFO and FFO, as adjusted, is intended to provide useful information to investors as they compare the operating performance of different REITs. However, not all REITs calculate FFO and FFO, as adjusted, the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and FFO, as adjusted, are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) as an indication of our performance, as an alternative to cash flows from operations as an indication of SmartStop’s liquidity or indicative of funds available to fund their cash needs including their ability to make distributions to their stockholders. FFO and FFO, as adjusted, should be reviewed in conjunction with other measurements as an indication of our performance.

Neither the SEC, NAREIT, nor any other regulatory body has passed judgment on the acceptability of the adjustments that SmartStop uses to calculate FFO or FFO, as adjusted. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-traded REIT industry and SmartStop would have to adjust its calculation and characterization of FFO or FFO, as adjusted.

This press release, our Form 10-K for the year ended December 31, 2021, our form 10-Q for the quarter ended June 30, 2022, a financial supplement, and additional information about SmartStop are available on our website, investors.smartstopselfstorage.com.

About SmartStop Self Storage REIT, Inc. (“SmartStop”):

SmartStop is a self-managed REIT with a fully integrated operations team of approximately 450 self storage professionals focused on growing the SmartStop® Self Storage brand. SmartStop, through its indirect subsidiary SmartStop REIT Advisors, LLC, also sponsors other self storage programs. As of August 11th, 2022, SmartStop has an owned or managed portfolio of 174 properties in 22 states and Ontario, Canada, comprising approximately 119,200 units and 13.5 million rentable square feet. SmartStop and its affiliates own or manage 19 operating self storage properties in the Greater Toronto Area, which total approximately 16,200 units and 1.6 million rentable square feet. Additional information regarding SmartStop is available at investors.smartstopselfstorage.com.

Forward-Looking Statements

Certain of the matters discussed in this earnings release, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements, including, without limitation, the following: (i) risks related to disruption of management’s attention from SmartStop’s ongoing business operations due to recent mergers, or other business matters; (ii) significant transaction costs, including financing costs, and unknown liabilities; (iii) failure to realize the expected benefits and synergies of recent mergers in the expected timeframes or at all; (iv) costs or difficulties related to the integration of acquired self storage facilities and operations, including facilities acquired through recent mergers; (v) changes in the political and economic climate, economic conditions and fiscal imbalances in the United States, and other major developments, including wars, natural disasters, epidemics and pandemics, including the outbreak of novel coronavirus (COVID-19), military actions, and terrorist attacks; (vi) changes in tax and other laws and regulations; or (vii) difficulties in SmartStop’s ability to attract and retain qualified personnel and management.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent SmartStop’s views as of the date on which such statements were made. SmartStop anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing SmartStop’s views as of any date subsequent to the date hereof.

Additional factors that may affect the business or financial results of SmartStop are described in the risk factors included in SmartStop’s filings with the SEC, including SmartStop’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference, all of which are filed with the SEC and available at www.sec.gov. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. SmartStop expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.